Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement pertaining to the Amended and Restated Echo Global Logistics, Inc. 2008 Stock Incentive Plan of our report dated March 17, 2010, with respect to the consolidated financial statements and schedule of Echo Global Logistics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

Ernst & Young LLP

Chicago, Illinois
March 17, 2010